Exhibit 2.1

AMENDMENT NO. 4
TO
AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 4, dated as of July 6, 2007 (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 17, 2006 and amended as of December 20, 2006, May 11, 2007 and June 14, 2007 (the “Agreement”), is by and among Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings, Inc., a Delaware corporation (“CBOT Holdings”), and Board of Trade of the City of Chicago, Inc., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”).

RECITALS

WHEREAS, CME Holdings, CBOT Holdings and CBOT desire to amend and supplement certain terms of the Agreement as described in this Amendment; and

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the Amendment is consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1. Amendment to Section 1.9(a). Section 1.9(a) of the Agreement is hereby amended by deleting the phrase “0.3500 shares” and replacing it with the phrase “0.3750 shares”.

2. Amendment to Section 4.21. Section 4.21 of the Agreement is hereby amended by deleting the phrase “June 14, 2007” and replacing it with the phrase “July 6, 2007”.

3. Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Sections 1 and 2 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

4. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and any reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by this Amendment.

5. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.

6. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to its rules of conflicts of law.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Chairman
By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer
CBOT HOLDINGS, INC.
By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman
By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer
BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman
By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer